Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-149450) pertaining to the Garmin International, Inc. 401(k) and Pension Plan,
(2)	Registration Statement (Form S-8 No. 333-124818) pertaining to the Garmin International, Inc. 401(k) and Pension Plan,
(3)	Registration Statement (Form S-8 No. 333-52766) pertaining to the Garmin International, Inc. Savings and Profit Sharing Plan;

of our report dated June 26, 2008, with respect to the financial statements and supplemental schedule of the Garmin International, Inc. 401(k) and Pension Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Kansas City, Missouri
June 18, 2009

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